UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2005

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2005, the Company issued the press release attached hereto as Exhibit 99.1 announcing that it had obtained a waiver and amendment to its senior credit facility. The amendment provides a waiver for fiscal year 2005 only of the requirement in Section 8.01(c) of the senior credit facility that the Company’s audited financial statements contain no "going-concern qualification," and the amendment further prohibits the Company from borrowing from any facility if the Company’s unrestricted cash or cash equivalents after application of the proceeds of such borrowing would exceed $40,000,000 (exclusive of up to $10 million cash and cash equivalents in Asia, Australia and New Zealand). The waiver and amendment are contained in the document filed with this report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated June 29, 2005 announcing Fifth Amendment to Credit Agreement
99.2 Fifth Amendment to Credit Agreement dated as of June 29, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

June 30, 2005	By:	Gordon A. Ulsh

Name: Gordon A. Ulsh
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 29, 2005 announcing Fifth Amendment to Credit Agreement
99.2	Fifth Amendment to Credit Agreement dated as of June 29, 2005